Exhibit 99.1

Microbot Medical Continues to Ramp Up Patient Enrollment in its Pivotal Human Clinical Trial

Baptist Hospital of Miami is the second site to perform clinical procedures as part of the Company’s Pivotal Human Clinical Trial.

The clinical trial is expected to support the future submission to the FDA for the commercialization of the LIBERTY® Endovascular Robotic Surgical System.

BRAINTREE, Mass., July 9, 2024 — Microbot Medical Inc. (Nasdaq: MBOT) today announced that Baptist Hospital of Miami, which includes Miami Cardiac & Vascular Institute and Miami Cancer Institute, has completed its first clinical procedure in a patient utilizing the LIBERTY® Endovascular Robotic Surgical System. The clinical case was performed shortly after last week’s announcement regarding the participation of Baptist Hospital of Miami as a clinical trial site. Baptist Hospital is the second clinical site to perform a clinical procedure, following the announcement earlier this week of the first clinical case at Brigham & Women’s Hospital.

The principal investigator at Baptist Hospital of Miami is Dr. Ripal Gandhi, MD, FSVM, FSIR, who also performed this clinical case. The trial is part of the Investigational Device Exemption for LIBERTY®, and the Company expects its results will support the future submission to the FDA and subsequent commercialization.

“We are very excited to have a hospital of the caliber of Baptist Hospital of Miami performing clinical cases. It is very encouraging to see the progress of our clinical study, as within a couple of weeks we now have two sites actively enrolling patients,” commented Harel Gadot, CEO, President and Chairman of Microbot Medical.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a clinical- stage medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The Investigational LIBERTY® Endovascular Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY® Endovascular Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at

http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of the LIBERTY® Endovascular Robotic Surgical System, the outcome of its studies to evaluate the LIBERTY® Endovascular Robotic Surgical System, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, including whether the Company’s pivotal study in humans is successful, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, disruptions resulting from new and ongoing hostilities between Israel and the Palestinians and other neighboring countries, any lingering uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

IR@microbotmedical.com